UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

DEEP WELL OIL & GAS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	0-24012	13-3087510
(State or other Jurisdiction) of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada T5J 1W8
(Address of principal executive offices)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2005, as part of the settlement of the litigation described below, Deep Well Oil & Gas, Inc. (“Deep Well”) and its subsidiaries Northern Alberta Oil, Ltd. and Deep Well Oil & Gas (Alberta) Ltd. (all such entities together with Deep Well, the “Deep Well Entities”), on the one hand, and Surge Global Energy, Inc (“Surge US”) and Surge Global Energy, (Canada) (“Surge Canada”), Ltd. on the other hand, agreed to amend the farmout agreement signed on February 25, 2005, between Deep Well, Surge US and Surge Canada, that had previously been terminated by Deep Well (as previously disclosed on Form 8-K on September 29, 2005).

The amendments to the agreement provide that:

•	all conditions of the farmout agreement will be deemed to have been satisfied on September 25, 2005;
•	the earning period (i.e. the period during which Surge Canada has to drill 10 wells) under the agreement will be extended until February 25, 2008;
•	Surge Canada will have until September 25, 2006 to drill an option well (the second well);
•	an additional 6.5 sections of land will be added to the land subject to the agreement (see section 8.01 Other Events);
•	Surge Canada will pay Deep Well $1,000,000 USD on November 15, 2005 in satisfaction of the prospect fee outstanding instead of after drilling the second well as stated in the farmout agreement, and
•
no shares of Surge US will be issued to Deep Well. Instead, Deep Well or its subsidiaries will receive 7,550,000 common shares of Surge Canada. Surge US will have a voting proxy on the 7,550,000 shares of Surge Canada  until February 25, 2007.

Item 8.01 OTHER EVENTS

On November 15, 2005, the Deep Well Entities, Surge US and Surge Canada agreed to dismiss all pending legal claims among the Deep Well Entities, Surge US and Surge Canada.

On November 15, 2005, Northern Alberta Oil, Ltd., a subsidiary of Deep Well, received title to oil & gas permits on 6.5 sections of land in the Sawn Lake area.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: November 15, 2005	By:	/s/ Dr. Horst A. Schmid
Name: Dr. Horst A. Schmid
Title: President